UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2016 (November 30, 2016)

THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2016, Mr. Gary Walters, a member of the Board of Directors (the “Board”) of Third Point Reinsurance Ltd. (the “Company”), notified the Board that he will step down at the end of his term and not stand for reelection at the Company’s 2017 Annual Shareholder Meeting. Mr. Walters will continue to serve on the Board until the end of his term at the 2017 Annual Shareholder Meeting.

Mr.Walters’s decision to step down at the end of his term and not to stand for reelection was not the result of any disagreement with the Company or any matters relating to the Company's operations, policies or practices.

Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this Current Report on Form 8-K is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Current Report on Form 8-K . In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of the Company and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda or other law or regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016	THIRD POINT REINSURANCE LTD. /s/Janice R. Weidenborner
	Name:	Janice R. Weidenborner
	Title:	EVP, Group General Counsel & Secretary